Exhibit 4.1

[Form of Floating Rate Note due 2027]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”) TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R-	$
CUSIP No. 713466AE0
ISIN US713466AE09

PEPSICO SINGAPORE FINANCING I PTE. LTD.

FLOATING RATE NOTE DUE 2027

fully and unconditionally guaranteed by

PEPSICO, INC.

PEPSICO SINGAPORE FINANCING I PTE. LTD., a private company limited by shares incorporated under the laws of the Republic of Singapore (herein called the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $                      on February 16, 2027, and to pay interest on said principal sum from February 16, 2024, or from the most recent Floating Rate Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 in each year, commencing May 16, 2024 (each, a “Floating Rate Interest Payment Date”), at a floating rate per annum equal to Compounded SOFR (as defined on the reverse hereof) plus 0.560% until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Floating Rate Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Floating Rate Interest Payment Date, which shall be the February 2, May 2, August 2 and November 2, as the case may be (whether or not a Business Day), next preceding such Floating Rate Interest Payment Date (except that interest payable on the maturity date shall be paid to the Person to whom the principal hereof is payable). Interest on this Note will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined on the reverse hereof). Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture. This Note is entitled to the benefit of the Guarantee (as defined on the reverse hereof) of PEPSICO, INC., a corporation in existence under the laws of the State of North Carolina (“PepsiCo”), as Guarantor (as defined on the reverse hereof).

If any Floating Rate Interest Payment Date falls on a day that is not a Business Day, the Issuer will make the interest payment on the next succeeding Business Day, unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the maturity date) the Issuer will make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest will accrue as a result of the delay in payment. If the date of any payment of principal (including the maturity date) for this Note falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.

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On each Interest Payment Determination Date (as defined on the reverse hereof) relating to the applicable Floating Rate Interest Payment Date, the calculation agent will calculate the amount of accrued interest payable on the Notes for each interest period in accordance with the applicable calculation agency agreement by multiplying (i) the outstanding principal amount of the Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest rate on the Notes be less than zero.

The term “interest period,” with respect to this Note, means the period from and including any Floating Rate Interest Payment Date (or, with respect to the initial interest period only, commencing on February 16, 2024) to, but excluding, the next succeeding Floating Rate Interest Payment Date, and in the case of the last such period, from and including the Floating Rate Interest Payment Date immediately preceding the maturity date to, but excluding, the maturity date.

The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR (each, as defined on the reverse hereof) data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Issuer by funds transmitted to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, each of the Issuer and the Guarantor has caused this instrument to be duly executed by manual or facsimile signature.

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Dated:	_____________, 2024	PEPSICO SINGAPORE FINANCING I PTE. LTD., as Issuer

By:
Name: James T. Caulfield Title: Authorized Signatory

By:
Name: Ada Cheng Title: Authorized Signatory

PEPSICO, INC., as Guarantor

By:
Name: James T. Caulfield Title: Authorized Officer

By:
Name: Ada Cheng Title: Authorized Officer

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

Dated:

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[REVERSE OF NOTE]

PEPSICO SINGAPORE FINANCING I PTE. LTD.

FLOATING RATE NOTE DUE 2027

fully and unconditionally guaranteed by

PEPSICO, INC.

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 12, 2024 (herein called the “Indenture”), among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities of the Issuer designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $300,000,000.

This Note is entitled to the benefit of a full and unconditional guarantee (the “Guarantee”) by PepsiCo, as guarantor (the “Guarantor”) for the benefit of the Holders in accordance with Article 14 of the Indenture. The Guarantor has the right, at its option at any time, without the consent of any Holder, to be substituted for, and assume the obligations of, the Issuer under the Notes, as described in Section 8.03 of the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantor, the Trustee and the Holders.

“Compounded SOFR” will be determined by the calculation agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on February 14, 2024;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date (or in the final interest period, relating to the maturity date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR:

“Interest Payment Determination Date” means the date two UST Business Days (as defined herein) before each Floating Rate Interest Payment Date (or in the final interest period, before the maturity date).

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“Observation Period” means, in respect of each interest period, the period from, and including, the date two UST Business Days preceding the first date in such interest period to, but excluding, the date two UST Business Days preceding the Floating Rate Interest Payment Date for such interest period (or in the final interest period, preceding the maturity date).

“SOFR Index” means, with respect to any UST Business Day, the SOFR Index value as published by the SOFR Administrator (as defined herein) as such index appears on the SOFR Administrator’s Website (as defined herein) at 3:00 p.m. (New York time) on such UST Business Day (the “SOFR Index Determination Time”); provided that if a SOFR Index value does not so appear at the SOFR Index Determination Time, then (i) if a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the SOFR Index unavailability provisions described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the benchmark replacement provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“UST Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the Indenture or this Note, if the Issuer or its designee determines on or prior to the relevant Reference Time (as defined herein) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below will thereafter apply to all determinations of the rate of interest payable on the Notes. For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and the applicable margin as set forth on the front of this Note.

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding UST Business Day for which SOFR was published on the SOFR Administrator’s Website.

If the Issuer or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the relevant Reference Time in respect of any determination of the Benchmark (as defined herein) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

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Any determination, decision or election that may be made by the Issuer or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error; if made by the Issuer, will be made in its sole discretion; if made by the Issuer’s designee, will be made after consultation with the Issuer, and such designee will not make any such determination, decision or election to which the Issuer objects; and notwithstanding anything to the contrary in the Indenture or this Note, shall become effective without consent from Holders of the Notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Issuer or its designee (which may be the Issuer’s affiliate) on the basis as described above. The calculation agent shall have no obligation to make, and shall have no liability with respect to, any such determination, decision or election.

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(a)          the sum of: (1) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (2) the Benchmark Replacement Adjustment (as defined herein);

(b)          the sum of: (1) the ISDA Fallback Rate (as defined herein) and (2) the Benchmark Replacement Adjustment; or

(c)          the sum of: (1) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (2) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(a)          the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

(b)          if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment (as defined herein); or

(c)          the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Issuer or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determines is reasonably practicable).

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“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(a)          in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(b)          in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. For the avoidance of doubt, for purposes of the definition of “Benchmark Replacement Date,” references to “Benchmark” also include any reference rates underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(a)          a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(b)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(c)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

For the avoidance of doubt, for purposes of the definition of “Benchmark Transition Event,” references to “Benchmark” also include any reference rates underlying such Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by the Issuer or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

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“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on this Note for each interest period will be determined by the calculation agent in accordance with the applicable calculation agency agreement. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Issuer and the Holders of the Notes. So long as Compounded SOFR is required to be determined with respect to the Notes, there will at all times be a calculation agent. U.S. Bank Trust Company, National Association will act as calculation agent initially. In the event that any then-acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish Compounded SOFR for any interest period, or the Issuer proposes to remove such calculation agent, the Issuer shall appoint another calculation agent.

None of the Trustee, the Paying Agent, the Securities Registrar or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, each of the Trustee, the Paying Agent, the Securities Registrar and the calculation agent shall be entitled to conclusively rely on any determinations made by the Issuer or its designee without independent investigation, and none will have any liability for actions taken at the direction of the Issuer in connection therewith.

None of the Trustee, the Paying Agent, the Securities Registrar or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated herein and reasonably required for the performance of such duties. In connection with any determinations made hereunder, none of the Trustee, the Paying Agent, the Securities Registrar or the calculation agent shall be responsible or liable for actions or omissions of the Issuer or its designee, or for any failure or delay in the performance by the Issuer or its designee, nor shall any of the Trustee, the Paying Agent, the Securities Registrar or the calculation agent be under any obligation to oversee or monitor the performance of the Issuer or its designee.

Under the circumstances described in Section 11.09 of the Indenture, the Issuer will have the right, at its option, to redeem the Notes prior to maturity, in whole but not in part, at any time upon giving prior notice, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but excluding, the date of redemption.

Except as otherwise provided herein, redemption of the Notes shall be made in accordance with the terms of Article 11 of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of any series under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification (voting together as a single class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each affected series at the time Outstanding (voting together as a single class) to waive compliance by the Issuer and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

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The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration or transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the presentment of this Note for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The signature of any officer or authorized signatory on this Note may be manual or facsimile (including, for the avoidance of doubt, electronic). The Issuer, the Guarantor and the Trustee, and each Holder of this Note by its acceptance hereof, acknowledge that for purposes of the Indenture, manually affixing a signature by electronic means shall constitute a manual signature.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

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FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________ attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:_______________________

NOTICE:           The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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